Exhibit 99

NEWS RELEASE

For Immediate Release

January 25, 2005

For Further Information Contact:

Gerald R. Francis, President & CEO

(304) 769-1101

City Holding Company Announces Record 2004 Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.2 billion bank holding company headquartered in Charleston, today announced net income for the fourth quarter of 2004 of $11.1 million, or diluted earnings per share of $0.66 compared to $10.7 million, or $0.63 per diluted share in the fourth quarter of 2003. For the quarter, the Company achieved a return on assets of 2.01%, a return on equity of 20.5%, a net interest margin of 4.27%, and an efficiency ratio of 50.3%. The Company believes that these results place it among the most profitable banks within its peer group. At December 31, 2004 the market and book value of the Company’s common stock was $36.24 and $12.99 per share compared to a market and book value of $35.06 and $11.46 per share at December 31, 2003.

For the full year 2004, the Company reported record net income of $46.3 million, or diluted earnings per share of $2.75 compared to $43.7 million, or diluted earnings per share of $2.58 during 2003. Return on assets for the full year was 2.10%, return on equity was 22.4%, the net interest margin was 4.29% and the efficiency ratio was 48.5%.

Balance Sheet Trends

Between December 31, 2003 and December 31, 2004, total loans increased $62.6 million. Specifically, home equity loan balances increased by $25.7 million, or 9.1%; commercial real estate loan balances grew by $49.5 million, or 14.1%; and residential real estate loans grew by $23.3 million, or 5.2%. Offsetting growth in these targeted loan portfolios were decreases in indirect loans of $14.4 million and decreases in consumer loans of $15.5 million. The Company also experienced continued growth in average depository balances, which were 2.4% higher in the fourth quarter of 2004 as compared to the fourth quarter of 2003, increasing from $1.622 billion to $1.661 billion. This growth occurred in average non-interest bearing deposits, which were up 4.9%; interest-bearing demand deposits, which were up 4.0%; and time deposits, which were up 2.1%.

Previously Securitized Loans

Between 1997 and 1999, the Company originated and securitized $760 million in 125% loan-to-value junior-lien underlying mortgages in six separate pools known as City Capital Home Loan Trust 1997-1, 98-1, 98-2, 98-3, 98-4 and 99-1. The Company had a retained interest in the residual cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations were evidenced by securities that were subject to redemption under certain circumstances. Once the Notes were redeemed, the Company became the beneficial owner of the mortgage loans and recorded the loans as “Previously Securitized Loans” within the loan portfolio. At December 31, 2003, the Company had exercised its early redemption option with respect to four of these trusts. The Company exercised its early redemption option with respect to the remaining two trusts during 2004. As a result, carrying balances for “Retained Interests” at December 31, 2003 became classified as “Previously Securitized Loans”. Therefore, the combined balances of Previously Securitized Loans and Retained Interests at December 31, 2003 of $93.1 million declined by $34.7 million to $58.4 million at December 31, 2004, a reduction of 37%.

Because the carrying value of the previously securitized loans incorporates discounts for expected prepayment and default rates, the carrying value of the loans is generally less than the contractual outstanding balance of the loans. As of December 31, 2004, the contractual outstanding balances of the mortgages securitized were $75.0 million while the carrying value of these assets was $58.4 million. The difference between the carrying value and the contractual outstanding balance of previously securitized loans is accreted into interest income over the life of the loans. Net credit losses on previously securitized loans are first recorded against this discount and, therefore, impact the yield earned on these loans. Should net credit losses exceed the reported balance of the discount over the life of the loans, credit losses would then be provided for through the Company’s provision and allowance for loan losses.

Because the previously securitized loans have been experiencing faster prepayment rates than previously assumed, the Company has revised its assumptions regarding prepayment rates upward as of December 31, 2004. This has two effects. First, balances are now expected to decrease more quickly than originally anticipated which will reduce the amount of net interest income earned on these assets. Second, the difference between the carrying value and the contractual outstanding balance must be amortized over a shorter anticipated average life, which will increase the anticipated yield on these loans. Based upon its revised assumptions, the Company now expects the net carrying value of previously securitized loan balances to decrease as shown below:

December 31, 2005	$36 million
December 31, 2006	$26 million
December 31, 2007	$19 million
December 31, 2008	$14 million

While the average balances outstanding are now projected to be lower, the yield is now expected to be in the range of 18% and 20%, depending on defaults and prepayment rates experienced on these loans in the future.

Net Interest Income

Tax equivalent net interest income in the fourth quarter of 2004 was $21.9 million, as compared to tax equivalent net interest income of $22.3 million in the fourth quarter of 2003. This decrease in net interest income can be attributed to lower interest income on Previously Securitized Loans and Retained Interests, which declined by $2.2 million between the fourth quarter of 2003 and the fourth quarter of 2004. The combined average balance of Retained Interests and Previously Securitized Loans fell from $94.4 million during the fourth quarter of 2003 to average balances of $66.3 million during the fourth quarter of 2004. Further, the yield fell from a combined average of 21.2% in the fourth quarter of 2003 to 16.8% in the fourth quarter of 2004. The Company partially offset this significant decline in interest income through loan growth as previously described. Also, the Company increased average investment security balances by approximately $125 million between the fourth quarter of 2003 and the fourth quarter of 2004. This increase in investment security balances was funded using lower rate advances from the Federal Home Loan Bank of Pittsburgh. Finally, during the fourth quarter of 2003, the Company reduced the cost of long-term debt through the redemption of $57.5 million in 9.125% trust preferred securities.

The average yield on interest-earning assets decreased 47 basis points from 6.33% in the fourth quarter of 2003 to 5.86% in the fourth quarter of 2004. This decrease reflects decreased balances of Previously Securitized Loans and Retained Interests, a decrease in the yield on previously securitized loans, significant growth in balances of investment securities which carry lower yields than loans, and the impact of earning assets that repriced downward due to lower interest rates.

The cost of interest-bearing liabilities increased 2 basis points from 1.95% in the fourth quarter of 2003 to 1.97% in the fourth quarter of 2004. The increased cost of interest-bearing liabilities is primarily due to an increase in the average balances of short-term borrowings and long-term debt from the Federal Home Loan Bank of Pittsburgh that were utilized to fund the Company’s increase in investment securities.

For the full year, net interest income on a fully tax equivalent basis increased 1.6% from $86.6 million in 2003 to $88.0 million in 2004. Interest income on previously securitized loans and retained interests declined by $2.5 million overall for 2004 as compared to 2003. As previously described, most of this impact was felt in the fourth quarter of 2004 when outstanding balances were at their lowest levels compared to the prior year. For the full year, the Company also experienced compression in yields on loans due to the overall level of interest rates. As new loans were originated, or existing loans were repriced to reflect existing lower levels of market interest rates, the yield on the loan portfolio fell during 2004. These negative effects were offset by increases in average loans outstanding; by an increase in average investment security balances outstanding of $143.6 million; and by a corresponding increase in the rates earned on these securities of 30 basis points. This leverage strategy was put into place during the fourth quarter of 2003 specifically to offset anticipated reductions in net interest income from declining balances of previously securitized loans.

Credit Quality

At December 31, 2004, the Allowance for Loan Losses (“ALLL”) was $17.8 million or 1.31% of total loans outstanding and 487% of non-performing loans. Adjusting for $58.4 million in previously securitized loans, where losses are not expected to flow through the allowance for loan losses but instead are reflected in the yield on these assets, the ALLL represents 1.38% of loans net of previously securitized loans. At December 31, 2003, the ALLL was $21.4 million or 1.66% of total loans outstanding and 529% of non-performing loans. The Company believes that its methodology for determining its ALLL adequately provides for probable losses inherent in the loan portfolio at December 31, 2004. The Company recorded no provision for loan losses in the fourth quarter of 2004 or for the year ended December 31, 2004.

During the fourth quarter of 2004, the Company had gross charge-offs of $1.334 million. These charge-offs were offset by $0.612 million in recoveries, resulting in net charge-offs of $0.722 million. These charged-off loans had been adequately considered in determining the adequacy of the allowance for loan losses in prior periods. Of the net charge-offs of $0.722 million, net charge-offs on installment loans represented $0.311 million, or 43% of total net charge-offs. Installment loans include indirect auto loans and other unsecured consumer loans that have not actively been underwritten since 2001. Net charge-offs on these loans have been steadily declining in line with the decline in outstanding balances. Also, net charge-offs on depository accounts represented $0.348 million, or 48% of total net charge-offs. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is generally reflected in service charges, and has been steadily growing as the Company’s core base of checking accounts has grown. As a result, net charge-offs, exclusive of depository accounts and installment loans, amounted to just $0.063 million in the fourth quarter of 2004. For the full year, net charge-offs exclusive of depository accounts and installment loans amounted to only $0.819 million or 0.07% of outstanding loans exclusive of previously securitized loans, installment loans and depository accounts.

Non-performing assets were $3.903 million, representing 0.29% of total loans and other real estate owned. This ratio has been very stable over the last two years, fluctuating between 0.29% and 0.38%. A significant portion of the non-performing assets are previously securitized loans representing 21% of all non-performing assets at December 31, 2004. Charge-offs of these particular loans do not run through the ALLL, but are reflected through the yield on the loans as previously described.

Non-Interest Income

Non-interest income in the fourth quarter of 2004 was $11.9 million as compared to $10.2 million in the fourth quarter of 2003, representing an increase of 16.4%. The largest source of non-interest income is fee income from depository accounts, which increased from $7.8 million during the fourth quarter of 2003 to $8.7 million during the fourth quarter of 2004, or 11.8%, reflecting growth in new customers and services provided to the Company’s depository customers. The Company also experienced a 48% increase in insurance revenues and 23% increase in trust revenues in the fourth quarter of 2004 as compared to the fourth quarter of 2003. During the fourth quarter of 2004, the Company recorded additional income of $0.6 million from bank-owned life insurance, from the settlement of an insured claim.

For the full year, non-interest income increased from $38.7 million in 2003 to $50.0 million in 2004. Service charges increased from $28.4 million in 2003 to $32.6 million in 2004, an increase of 14.7%. Insurance revenues increased by 10.8% and trust revenues increased by 28.6% between 2003 and 2004. During 2004, the Company recorded income of $5.5 million associated with the settlement of litigation brought on December 31, 2001 in a derivative action against certain current and former directors and former executive officers of the Company and City National Bank seeking to recover alleged damages on behalf of the Company and City National Bank. The Company previously disclosed a dispute with its insurer, regarding certain legal fees and costs associated with the litigation. During the fourth quarter of 2004, the Company received a reimbursement of $0.4 million from its insurer for previously paid legal fees in settlement of this dispute. As previously discussed, the Company benefited from an increase in income on bank-owned life insurance in 2004 of $0.6 million. The Company has also benefited during 2004 from gains on the sale of certain securities totaling $1.2 million as compared to losses of $0.1 million in 2003. In 2003, the Company benefited from a $1.6 million legal settlement with the FDIC. Total non-interest income net of security gains, litigation proceeds, and bank-owned life insurance increased from $36.0 million in 2003 to $40.5 million in 2004, representing an increase of 12.6%.

Non-Interest Expenses

Non-interest expense decreased from $17.9 million in the fourth quarter of 2003 to $17.1 million in the fourth quarter of 2004. This decrease was principally caused by a charge of $2.246 million associated with the early redemption of $57.5 million in 9.125% trust preferred securities during the fourth quarter of 2003. Net of this charge, non-interest expense increased by $1.5 million, or about 9.7%. This increase was principally in compensation expense, which increased by $1.7 million from $7.9 million in the fourth quarter of 2003 to $9.6 million in the fourth quarter of 2004. The Company incurred $1.9 million for executive severances in the fourth quarter of 2004 as compared to $0.4 million in the fourth quarter of 2003. At December 31, 2004 the Company has accrued its estimated obligation to five executive officers for severance payments as provided for under their respective employment agreements.

For the full year, expenses increased by $1.8 million, or 2.9%, from $64.5 million in 2003 to $66.3 million in 2004. Compensation expense was up from $31.1 million in 2003 to $34.3 million in 2004, representing an increase of $3.2 million, or 10.2%. This increase is firstly attributable to executive severance costs of $3.3 million in 2004 as compared to $1.7 million in 2003 Secondly, the increase in compensation expense in 2004 as compared to 2003 can also be attributed to higher levels of heath care expense for the Company’s employees.

In 2003, the Company reported a charge of $2.388 million associated with the early redemption of $57.5 million in 9.125% trust preferred securities during the fourth quarter. In 2004 however, the Company reported a charge of only $0.263 million associated with the repurchase of $2 million of its outstanding 9.15% trust preferred securities in the open market. In 2003, the Company reported gains on repossessed assets totaling $0.691 million as compared to gains of $0.077 million in 2004. Non-interest expenses net of gains on repossessed assets, expenses associated with early extinguishment of debt, and executive severance costs, increased from $61.1 million in 2003 to $62.9 million, or an increase of $1.8 million or 3.0%.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company’s loan to deposit ratio was 81.0% and the loan to asset ratio was 61.2% at December 31, 2004. The Company maintained investment securities totaling 30.7% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 45.7% of assets at December 31, 2004. Time deposits fund 29.9% of assets but very few of these deposits are in accounts of more than $250,000 reflecting the core retail orientation of the Company. Equity represents 9.8% of total assets, leaving only 14.6% of the Company’s assets funded by short and long-term borrowings and other liabilities.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) was 9.81% at December 31, 2004 as a result of the Company’s strong earnings. The Company’s tangible equity ratio is 9.51% at December 31, 2004. With respect to regulatory capital, at December 31, 2004, the Company’s Leverage Ratio is 10.74%, the Tier I Capital ratio is 15.47%, and the Total Risk-Based Capital ratio is 16.64%. The Company’s regulatory capital ratios are significantly above levels required to be considered “well capitalized”, which is the highest possible regulatory designation.

During the fourth quarter of 2004, the Company repurchased no common shares. For the full year, the Company repurchased 197,040 shares at a weighted average price of $29.72 as part of a 1 million share repurchase plan originally authorized by the Board of Directors in June of 2002. Under this authorization, as of December 31, 2004, the Company may repurchase an additional 382,260 shares from time to time depending upon market conditions.

Other Events of Interest

In September, City National Bank opened new banking offices in Wal-Mart Supercenters located in Barboursville and Charleston, West Virginia. These two new locations provide customers with convenient access to City services and staff in two of the state’s most popular shopping areas. Based upon the Company’s success with these stores, in October, the Company announced plans to open two additional banking offices in new Wal-Mart Supercenters currently under construction in Beckley, West Virginia and in Ashland, Kentucky. Both branches are expected to open in the second quarter of 2005.

On December 29, 2004 the Company announced that it had executed a definitive agreement to acquire Classic Bancshares, Inc. of Ashland, Kentucky, and its principal banking subsidiary, Classic Bank. The transaction is expected to close in the second quarter of 2005. As a result of this business combination, the Company will have the largest market share in the Huntington WV/Ashland, KY MSA.

On January 18, 2005, the Company announced that David L. Bumgarner had joined City Holding Company as Senior Vice President and Controller.

The Company has declared a first quarter dividend of $0.22 per common share payable on January 31, 2005, to shareholders of record on January 15, 2005, representing a 10% increase over the first quarter of 2004.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans causing the yields on these assets to decline; (4) the Company could have adverse legal actions of a material nature; (5) the Company may face competitive loss of customers; (6) the Company may be unable to manage its expense levels;(7) the Company may have difficulty retaining key employees; (8) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended		Percent Change
	December 31 2004	December 31 2003
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$21,870	$22,341	(2.11)%
Net Income	11,087	10,672	3.89%
Earnings per Basic Share	0.67	0.64	4.69%
Earnings per Diluted Share	0.66	0.63	4.76%

Key Ratios (percent):
Return on Average Assets	2.01%	2.08%	(3.35)%
Return on Average Equity	20.50%	22.79%	(10.05)%
Net Interest Margin	4.27%	4.74%	(9.84)%
Efficiency Ratio	50.28%	56.22%	(10.57)%
Average Shareholders’ Equity to Average Assets	9.81%	9.12%	7.53%

Risk-Based Capital Ratios (a):
Tier I	15.47%	11.93%	29.67%
Total	16.64%	13.17%	26.35%

Common Stock Data:
Cash Dividends Declared per Share	$0.22	$0.20	10.00%
Book Value per Share	12.99	11.46	13.37%
Market Value per Share:
High	37.58	37.15	1.16%
Low	31.85	31.50	1.11%
End of Period	36.24	35.06	3.37%

Price/Earnings Ratio (b)	13.52	13.70	(1.31)%

(a)	December 31, 2004 risk-based capital ratios are estimated.
(b)	December 31, 2004 price/earnings ratio computed based on annualized fourth quarter 2004 earnings.

	Twelve Months Ended		Percent Change
	December 31 2004	December 31 2003
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$87,985	$86,641	1.55%
Net Income	46,344	43,694	6.06%
Earnings per Basic Share	2.79	2.63	6.08%
Earnings per Diluted Share	2.75	2.58	6.59%

Key Ratios (percent):
Return on Average Assets	2.10%	2.18%	(3.89)%
Return on Average Equity	22.43%	24.50%	(8.43)%
Net Interest Margin	4.29%	4.65%	(7.75)%
Efficiency Ratio	48.49%	52.09%	(6.91)%
Average Shareholders’ Equity to Average Assets	9.34%	8.89%	5.05%

Common Stock Data:
Cash Dividends Declared per Share	$0.88	$0.80	10.00%
Market Value per Share:
High	37.58	37.15	1.16%
Low	27.30	25.50	7.06%

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	11.03	11.46	25.50	37.15
2004	12.09	11.89	12.70	12.99	27.30	37.58
Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93
2003	0.56	0.73	0.69	0.64	2.63
2004	0.66	0.80	0.66	0.67	2.79
Earnings per Diluted Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	0.68	0.63	2.58
2004	0.65	0.79	0.65	0.66	2.75

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31
	2004	2003
Interest Income
Interest and fees on loans	$21,511	$21,331
Interest on investment securities:
Taxable	7,779	5,760
Tax-exempt	437	479
Interest on retained interests	—	2,000
Interest on deposits in depository institutions	16	11
Interest on federal funds sold	3	—

Total Interest Income	29,746	29,581

Interest Expense
Interest on deposits	5,932	5,653
Interest on short-term borrowings	424	133
Interest on long-term debt	1,756	1,711

Total Interest Expense	8,112	7,497

Net Interest Income	21,634	22,084
Provision for (recovery of) loan losses	—	(1,000)

Net Interest Income After Provision for Loan Losses	21,634	23,084

Non-Interest Income
Investment securities gains (losses)	32	287
Service charges	8,678	7,762
Insurance commissions	754	510
Trust fee income	466	379
Bank owned life insurance	1,184	593
Mortgage banking income	70	60
Other income	685	610

Total Non-Interest Income	11,869	10,201

Non-Interest Expense
Salaries and employee benefits	9,578	7,916
Occupancy and equipment	1,560	1,550
Depreciation	981	1,056
Professional fees and litigation expense	571	542
Postage, delivery, and statement mailings	589	584
Advertising	600	578
Telecommunications	403	466
Insurance and regulatory	330	297
Office supplies	210	278
Repossessed asset (gains) losses and expenses	(31)	19
Loss on early extinguishment of debt	—	2,246
Other expenses	2,340	2,335

Total Non-Interest Expense	17,131	17,867

Income Before Income Taxes	16,372	15,418
Income Tax Expense	5,285	4,746

Net Income	$11,087	$10,672

Basic Earnings per Share	$0.67	$0.64
Diluted Earnings per Share	$0.66	$0.63
Average Common Shares Outstanding:
Basic	16,572	16,641
Diluted	16,810	16,961

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Twelve Months Ended December 31
	2004	2003
Interest Income
Interest and fees on loans	$86,099	$81,296
Interest on investment securities:
Taxable	30,110	21,267
Tax-exempt	1,809	2,112
Interest on retained interests	808	12,465
Interest on deposits in depository institutions	52	114
Interest on federal funds sold	3	36

Total Interest Income	118,881	117,290

Interest Expense
Interest on deposits	23,207	22,537
Interest on short-term borrowings	1,082	792
Interest on long-term debt	7,582	8,456

Total Interest Expense	31,871	31,785

Net Interest Income	87,010	85,505
Provision for (recovery of) loan losses	—	(6,200)

Net Interest Income After Provision for Loan Losses	87,010	91,705

Non-Interest Income
Investment securities gains (losses)	1,173	(148)
Service charges	32,609	28,422
Insurance commissions	2,733	2,467
Trust fee income	2,026	1,575
Bank owned life insurance	2,931	1,320
Mortgage banking income	282	517
Net proceeds from litigation settlement	5,453	1,600
Other income	2,829	2,985

Total Non-Interest Income	50,036	38,738

Non-Interest Expense
Salaries and employee benefits	34,245	31,070
Occupancy and equipment	5,984	6,015
Depreciation	3,932	4,411
Professional fees and litigation expense	3,265	2,879
Postage, delivery, and statement mailings	2,474	2,646
Advertising	2,366	2,340
Telecommunications	1,820	1,874
Insurance and regulatory	1,323	1,266
Office supplies	1,048	1,428
Repossessed asset (gains) losses and expenses	(77)	(691)
Loss on early extinguishment of debt	263	2,388
Other expenses	9,690	8,872

Total Non-Interest Expense	66,333	64,498

Income Before Income Taxes	70,713	65,945
Income Tax Expense	24,369	22,251

Net Income	$46,344	$43,694

Basic Earnings per Share	$2.79	$2.63
Diluted Earnings per Share	$2.75	$2.58
Average Common Shares Outstanding:
Basic	16,632	16,634
Diluted	16,882	16,947

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2004	December 31, 2003
Balance at September 30	$210,285	$183,463

Net income	11,087	10,672
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,255)	545
Change in underfunded pension liability	(35)	(847)
Cash dividends declared ($0.22/share)	(3,650)	—
Cash dividends declared ($0.20/share)	—	(3,328)
Exercise of 26,327 stock options	648	—
Exercise of 5,000 stock options	—	185

Balance at December 31	$216,080	$190,690

	Twelve Months Ended
	December 31, 2004	December 31, 2003
Balance at January 1	$190,690	$165,393

Net income	46,344	43,694
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,481)	(2,198)
Change in underfunded pension liability	(35)	(847)
Cash dividends declared ($0.88/share)	(14,629)	—
Cash dividends declared ($0.80/share)	—	(13,310)
Exercise of 140,730 stock options	2,048	—
Exercise of 104,982 stock options	—	1,216
Purchase of 197,040 common shares for treasury	(5,857)	—
Purchase of 118,300 common shares for treasury	—	(3,258)

Balance at December 31	$216,080	$190,690

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Dec. 31 2004	Sept. 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Interest income	$29,746	$29,667	$29,293	$30,175	$29,581
Taxable equivalent adjustment	236	236	246	257	257

Interest income (FTE)	29,982	29,903	29,539	30,432	29,838
Interest expense	8,112	8,035	7,860	7,863	7,497

Net interest income	21,870	21,868	21,679	22,569	22,341
Provision for loan losses	—	—	—	—	(1,000)

Net interest income after provision for loan losses	21,870	21,868	21,679	22,569	23,341

Noninterest income	11,869	10,856	16,389	10,920	10,201
Noninterest expense	17,131	15,783	16,985	16,433	17,867

Income before income taxes	16,608	16,941	21,083	17,056	15,675
Income tax expense	5,285	5,749	7,539	5,796	4,746
Taxable equivalent adjustment	236	236	246	257	257

Net income	$11,087	$10,956	$13,298	$11,003	$10,672

Basic earnings per share	$0.67	$0.66	$0.80	$0.66	$0.64
Diluted earnings per share	0.66	0.65	0.79	0.65	0.63
Cash dividends declared per share	0.22	0.22	0.22	0.22	0.20

Average Common Share (000s):
Outstanding	16,572	16,584	16,694	16,681	16,641
Diluted	16,810	16,812	16,935	16,972	16,961

Net Interest Margin	4.27%	4.27%	4.20%	4.42%	4.74%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	Dec. 31 2004	Sept. 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Non-Interest Income:
Service charges	$8,678	$8,440	$8,110	$7,381	$7,762
Insurance commissions	754	600	718	660	510
Trust fee income	466	446	627	487	379
Bank owned life insurance	1,184	575	591	581	593
Mortgage banking income	70	72	71	69	60
Net proceeds from litigation settlement	—	—	5,453	—	—
Other income	685	719	695	730	610

Subtotal	11,837	10,852	16,265	9,908	9,914
Investment security gains (losses)	32	4	124	1,012	287

Total Non-Interest Income	$11,869	$10,856	$16,389	$10,920	$10,201

Non-Interest Expense:
Salaries and employee benefits	$9,578	$8,150	$8,390	$8,127	$7,916
Occupancy and equipment	1,560	1,472	1,459	1,494	1,550
Depreciation	981	972	974	1,006	1,056
Professional fees and litigation expense	571	668	1,181	844	542
Postage, delivery, and statement mailings	589	601	598	685	584
Advertising	600	459	651	656	578
Telecommunications	403	488	463	466	466
Insurance and regulatory	330	342	320	331	297
Office supplies	210	252	273	312	278
Repossessed asset (gains) losses and expenses	(31)	5	(108)	57	19
Loss on early exinguishment of debt	—	—	263	—	2,246
Other expenses	2,340	2,374	2,521	2,455	2,335

Total Non-Interest Expense	$17,131	$15,783	$16,985	$16,433	$17,867

Employees (Full Time Equivalent)	691	692	692	690	701
Branch Locations	56	56	54	54	54

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	December 31 2004	December 31 2003
	(Unaudited)
Assets
Cash and due from banks	$52,854	$58,216
Interest-bearing deposits in depository institutions	3,230	5,122

Cash and cash equivalents	56,084	63,338

Investment securities available-for-sale, at fair value	620,034	645,663
Investment securities held-to-maturity, at amortized cost	59,740	59,298

Total investment securities	679,774	704,961
Loans:
Residential real estate	469,458	446,134
Home equity	308,173	282,481
Commercial real estate	400,801	351,284
Other commercial	71,311	76,167
Installment	18,145	33,651
Indirect	10,324	24,707
Credit card	18,126	18,979
Previously securitized loans	58,436	58,788

Gross Loans	1,354,774	1,292,191
Allowance for loan losses	(17,815)	(21,426)

Net loans	1,336,959	1,270,765

Retained interests	—	34,320
Bank owned life insurance	50,845	49,214
Premises and equipment	34,607	35,338
Accrued interest receivable	9,868	10,216
Net deferred tax assets	27,025	29,339
Other assets	18,068	16,939

Total Assets	$2,213,230	$2,214,430

Liabilities
Deposits:
Noninterest-bearing	$319,425	$309,706
Interest-bearing:
Demand deposits	411,127	393,443
Savings deposits	281,466	278,117
Time deposits	660,705	655,496

Total deposits	1,672,723	1,636,762
Short-term borrowings	145,183	168,403
Long-term debt	148,836	190,836
Other liabilities	30,408	27,739

Total Liabilities	1,997,150	2,023,740

Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 shares issued and outstanding at December 31, 2004 and December 31, 2003, including 331,191 and 274,881 shares in treasury	42,298	42,298
Capital surplus	55,512	57,364
Retained earnings	128,175	96,460
Cost of common stock in treasury	(8,761)	(6,803)
Accumulated other comprehensive (loss) income:
Unrealized gain on securities available-for-sale	1,281	3,762
Underfunded pension liability	(2,425)	(2,391)

Total Accumulated Other Comprehensive (Loss) Income	(1,144)	1,371

Total Stockholders’ Equity	216,080	190,690

Total Liabilities and Stockholders’ Equity	$2,213,230	$2,214,430

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	December 31 2004	September 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Residential real estate	$469,458	$468,372	$459,759	$439,643	$446,134
Home equity	308,173	304,934	301,231	292,192	282,481
Commercial real estate	400,801	377,742	374,292	347,724	351,284
Other commercial	71,311	70,745	73,139	74,743	76,167
Loans to depository institutions	—	—	—	20,000	—
Installment	18,145	20,221	24,722	28,351	33,651
Indirect	10,324	13,020	16,140	20,006	24,707
Credit card	18,126	17,893	17,961	18,119	18,979
Previously securitized loans	58,436	70,970	83,385	92,954	58,788

Gross Loans	$1,354,774	$1,343,897	$1,350,629	$1,333,732	$1,292,191

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended December 31,
	2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$468,362	$6,646	5.68%	$449,765	$7,127	6.34%
Home equity	307,712	3,966	5.16%	277,736	3,006	4.33%
Commercial real estate	386,592	5,641	5.84%	329,013	4,784	5.82%
Other commercial	68,816	1,015	5.90%	78,875	1,057	5.36%
Installment	20,168	604	11.98%	36,475	1,064	11.67%
Indirect	11,584	321	11.08%	26,785	742	11.08%
Credit card	17,756	534	12.03%	18,791	558	11.88%
Previously securitized loans	66,307	2,784	16.79%	54,141	2,993	22.11%

Total loans	1,347,297	21,511	6.39%	1,271,581	21,331	6.71%
Securities:
Taxable	656,511	7,779	4.74%	531,308	5,760	4.34%
Tax-exempt	37,573	673	7.16%	39,292	736	7.49%

Total securities	694,084	8,452	4.87%	570,600	6,496	4.55%
Retained interest in securitized loans	—	—	—	40,287	2,000	19.86%
Deposits in depository institutions	4,753	16	1.35%	4,465	11	0.99%
Federal funds sold	766	3	1.57%	—	—	—

Total interest-earning assets	2,046,900	29,982	5.86%	1,886,933	29,838	6.33%
Cash and due from banks	42,920			47,190
Bank premises and equipment	34,859			35,817
Other assets	99,641			107,409
Less: Allowance for loan losses	(18,332)			(23,153)

Total assets	$2,205,988			$2,054,196

Liabilities:
Interest-bearing demand deposits	$408,038	$675	0.66%	$392,314	$583	0.59%
Savings deposits	275,776	361	0.52%	281,689	375	0.53%
Time deposits	661,131	4,896	2.96%	647,554	4,694	2.90%
Short-term borrowings	131,202	424	1.29%	104,427	133	0.51%
Long-term debt	174,923	1,756	4.02%	115,482	1,712	5.93%

Total interest-bearing liabilities	1,651,070	8,112	1.97%	1,541,466	7,497	1.95%
Noninterest-bearing demand deposits	315,759			300,905
Other liabilities	22,829			24,512
Stockholders’ equity	216,330			187,313

Total liabilities and stockholders’ equity	$2,205,988			$2,054,196

Net interest income		$21,870			$22,341

Net yield on earning assets			4.27%			4.74%

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
	2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$454,890	$26,869	5.91%	$455,971	$30,583	6.71%
Home equity	298,703	14,004	4.69%	251,135	11,165	4.45%
Commercial real estate	367,599	20,684	5.63%	301,494	18,448	6.12%
Other commercial	72,825	3,913	5.37%	84,738	4,988	5.89%
Loans to depository institutions	3,060	35	1.14%	4,658	78	1.67%
Installment	25,343	2,895	11.42%	47,121	5,349	11.35%
Indirect	16,599	1,823	10.98%	35,449	3,868	10.91%
Credit card	18,002	2,164	12.02%	18,925	2,268	11.98%
Previously securitized loans	80,151	13,712	17.11%	20,426	4,549	22.27%

Total loans	1,337,172	86,099	6.44%	1,219,917	81,296	6.66%
Securities:
Taxable	666,863	30,110	4.52%	517,728	21,267	4.11%
Tax-exempt	38,169	2,784	7.29%	43,709	3,248	7.43%

Total securities	705,032	32,894	4.67%	561,437	24,515	4.37%
Retained interest in securitized loans	3,300	808	24.48%	66,662	12,465	18.70%
Deposits in depository institutions	5,347	52	0.97%	10,778	114	1.06%
Federal funds sold	193	3	1.55%	3,406	36	1.06%

Total interest-earning assets	2,051,044	119,856	5.84%	1,862,200	118,426	6.36%
Cash and due from banks	43,616			45,831
Bank premises and equipment	34,804			36,289
Other assets	102,179			89,549
Less: Allowance for loan losses	(19,790)			(26,877)

Total assets	$2,211,853			$2,006,992

Liabilities:
Interest-bearing demand deposits	$405,865	$2,599	0.64%	$385,882	$2,174	0.56%
Savings deposits	279,174	1,456	0.52%	287,823	1,606	0.56%
Time deposits	662,068	19,152	2.89%	627,741	18,756	2.99%
Short-term borrowings	120,849	1,082	0.90%	99,567	792	0.80%
Long-term debt	201,218	7,582	3.77%	109,947	8,457	7.69%

Total interest-bearing liabilities	1,669,174	31,871	1.91%	1,510,960	31,785	2.10%
Noninterest-bearing demand deposits	312,036			292,075
Other liabilities	24,072			25,585
Stockholders’ equity	206,571			178,372

Total liabilities and stockholders’ equity	$2,211,853			$2,006,992

Net interest income		$87,985			$86,641

Net yield on earning assets			4.29%			4.65%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	Dec. 31 2004(a)	Sept. 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Tier I Capital:
Stockholders’ equity	$216,080	$210,285	$197,569	$202,204	$190,690
Goodwill and other intangibles	(6,255)	(6,306)	(6,357)	(6,408)	(6,459)
Accumulated other comprehensive income	1,144	(1,146)	6,454	(4,742)	(1,372)
Qualifying trust preferred stock	28,000	28,000	28,000	30,000	30,000
Excess deferred tax assets	(3,128)	—	(6,922)	(807)	(8,053)

Total tier I capital	$235,841	$230,833	$218,744	$220,247	$204,806

Total Risk-Based Capital:
Tier I capital	$235,841	$230,833	$218,744	$220,247	$204,806
Qualifying allowance for loan losses	17,815	18,537	18,939	19,169	21,426

Total risk-based capital	$253,656	$249,370	$237,683	$239,416	$226,232

Net risk-weighted assets	$1,524,581	$1,517,158	$1,514,261	$1,505,892	$1,717,206

Ratios:
Average stockholders’ equity to average assets	9.81%	9.26%	9.33%	8.96%	9.12%
Tangible capital ratio	9.51%	9.24%	8.71%	8.85%	8.34%
Risk-based capital ratios:
Tier I capital	15.47%	15.21%	14.43%	14.63%	11.93%
Total risk-based capital	16.64%	16.44%	15.68%	15.89%	13.17%
Leverage capital	10.74%	10.47%	9.89%	10.01%	10.04%
(a) December 31, 2004 risk-based capital ratios are estimated. CITY HOLDING COMPANY AND SUBSIDIARIES Intangibles (Unaudited) ($ in 000s)
	As of and for the Quarter Ended
	Dec. 31 2004	Sept. 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Intangibles, net	$6,255	$6,306	$6,357	$6,408	$6,459
Intangibles amortization expense	51	51	51	51	51

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	Dec. 31 2004	Sept. 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Balance at beginning of period	$18,537	$19,833	$20,289	$21,426	$23,436
Charge-offs:
Residential real estate	166	299	173	217	419
Home equity	5	105	66	133	18
Commercial real estate	105	1,134	44	342	130
Other commercial	14	220	22	159	28
Installment	458	568	457	588	715
Overdraft deposit accounts	586	631	610	787	583

Total charge-offs	1,334	2,957	1,372	2,226	1,893

Recoveries:
Residential real estate	137	196	133	104	135
Home equity	—	1	—	5	—
Commercial real estate	10	922	201	311	141
Other commercial	80	103	127	55	182
Installment	147	183	202	260	211
Overdraft deposit accounts	238	256	253	354	214

Total recoveries	612	1,661	916	1,089	883

Net charge-offs	722	1,296	456	1,137	1,010
(Recovery of) provision for loan losses	—	—	—	—	(1,000)

Balance at end of period	$17,815	$18,537	$19,833	$20,289	$21,426

Loans outstanding	$1,354,774	$1,343,897	$1,350,629	$1,333,732	$1,292,191

Average loans outstanding	1,347,297	1,348,265	1,342,001	1,310,894	1,271,581

Allowance as a percent of loans outstanding	1.31%	1.38%	1.47%	1.52%	1.66%

Allowance as a percent of non-performing loans	487%	515%	493%	432%	529%

Net charge-offs (annualized) as a percent of average loans outstanding	0.21%	0.38%	0.14%	0.35%	0.32%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	Dec. 31 2004	Sept. 30 2004	June 30 2004	March 31 2004	Dec. 31 2003
Nonaccrual loans	$2,147	$1,924	$1,792	$2,268	$2,140
Accruing loans past due 90 days or more	677	800	689	1,039	1,195
Previously securitized loans past due 90 days or more	832	876	1,544	1,388	717

Total non-performing loans	3,656	3,600	4,025	4,695	4,052
Other real estate owned	247	267	171	296	312

Total non-performing assets	$3,903	$3,867	$4,196	$4,991	$4,364

Non-performing assets as a percent of loans and other real estate owned	0.29%	0.29%	0.31%	0.37%	0.34%